SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934
                               (Amendment No.   )
                                ----------------

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                               Loews Corporation
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                                      [LOGO]

                                      LOEWS
                                   CORPORATION

                                667 Madison Avenue
                         New York, New York  10021-8087

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held on May 13, 2003

To the Shareholders:

  The Annual Meeting of Shareholders of Loews Corporation (the "Company") will be held at The Regency Hotel, 540 Park Avenue, New York, New York, on Tuesday, May 13, 2003, at 11:00 A.M. New York City time, for the following purposes:

..    To elect eleven directors;

..    To consider and act upon a proposal to ratify the appointment by the
     Board of Directors of Deloitte & Touche LLP as independent certified public accountants for the Company;

..    To consider and act upon four shareholder proposals; and

..    To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record at the close of business on March 17, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By order of the Board of Directors,


                                                   GARY W. GARSON
                                                      Secretary

Dated:  March 31, 2003

SHAREHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                     LOEWS
                                  CORPORATION



                                ---------------

                                PROXY STATEMENT

                                ---------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Loews Corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held May 13, 2003. All properly executed proxies in the accompanying form received by the Company prior to the meeting will be voted at the meeting. Any proxy may be revoked at any time before it is exercised by giving notice in writing to the Secretary of the Company, by granting a proxy bearing a later date or by voting in person. The Company expects to mail proxy materials to the shareholders on or about March 31, 2003. The mailing address of the Company is 667 Madison Avenue, New York, N.Y. 10021-8087.

  The Company has two classes of common stock outstanding and eligible to vote at the meeting, namely its Common Stock ("Common Stock") and Carolina Group stock ("Carolina Group stock"). As of March 17, 2003, the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 185,447,050 shares of Common Stock and 39,910,000 shares of Carolina Group stock outstanding. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Carolina Group stock is entitled to 1/10 of a vote on all matters which may come before the meeting. In accordance with the Company's by-laws and applicable law, the election of directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the eleven nominees who receive the greatest number of votes cast for election as directors will be elected as directors of the Company. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-votes") will not be counted. The affirmative vote of shares representing a majority of the votes cast by the holders of shares present and entitled to vote is required to approve each of the other proposals to be voted on at the Annual Meeting. Shares which are voted to abstain on these matters will be considered present at the meeting, but since they are not affirmative votes for a proposal they will have the same effect as votes against the proposal. Broker non-votes are not counted as present.

  The Board of Directors of the Company has adopted a policy of confidentiality regarding the voting of shares. Under this policy, all proxies, ballots and voting tabulations in relation to shareholder meetings that identify how an individual shareholder has voted will be kept confidential from the Company and its employees, except where disclosure is required by applicable law, a shareholder expressly requests disclosure, or in the case of a contested proxy solicitation. Proxy tabulators and inspectors of election will be employees of the Company's transfer agent or another third party, and not employees of the Company.


                             Principal Shareholders

  The following table contains certain information as to all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of any class of the Company's voting securities. Except as otherwise noted this information is as of February 28, 2003, and each person has sole voting and investment power with respect to the shares set forth.

                                                      Amount
                                                   Beneficially       Percent
Name and Address             Title of Class            Owned          of Class
----------------             --------------        ------------       --------

Laurence A. Tisch (1) .....  Common Stock            30,125,756(2)       16.2%
667 Madison Avenue
New York, NY 10021-8087

Preston R. Tisch (1) ......  Common Stock            29,983,184(3)       16.2%
667 Madison Avenue
New York, NY 10021-8087

Dodge & Cox (4) ...........  Common Stock            13,367,917           7.2%
One Samsome St., 35th Floor
San Francisco, CA  94104

FMR Corp. ("FMR") (5) .....  Carolina Group stock     7,627,500          19.1%
82 Devonshire Street
Boston, MA  02109

Ross Financial Corporation
 (6) .....................   Carolina Group stock     3,146,200           7.9%
P.O. Box 31363-SMB
Grand Cayman,
Cayman Islands B.W.I.

AXA Financial, Inc. (7) ...  Carolina Group stock     2,811,310           7.0%
1290 Avenue of the Americas
New York, NY  10104

  (1) Laurence A. Tisch and Preston R. Tisch are each Co-Chairman of the Board of the Company, and are brothers. James S. Tisch, President and Chief Executive Officer and a director of the Company, and Andrew H. Tisch, Chairman of the Executive Committee and a director of the Company, are sons of Mr. L.A. Tisch. Jonathan M. Tisch, Chairman and Chief Executive Officer of Loews Hotels and a director of the Company, is the son of Mr. P.R. Tisch. Each of Messrs. J.S. Tisch, A.H. Tisch and J.M. Tisch are members of the Company's Office of the President.
  (2) Includes 8,000,000 shares of Common Stock held by Mr. L.A. Tisch as trustee of trusts for the benefit of his wife, as to which he has sole voting and investment power. Also includes an aggregate of 11,507,760 shares of Common Stock beneficially owned by Andrew H. Tisch, Daniel R. Tisch, James S. Tisch and Thomas J. Tisch, each of whom is a son of Mr. L.A. Tisch. Because of their family relationships, Mr. L.A. Tisch and his sons have reported their ownership jointly, solely for informational purposes, in statements on
Schedule 13D filed with the Securities and Exchange Commission, but they have not affirmed that they constitute a "group" for any purpose, and each person has expressly disclaimed beneficial ownership of any shares beneficially owned by any other person.

  (3) Includes 9,195,188 shares of Common Stock held by Mr. P.R. Tisch as trustee of trusts for the benefit of his wife, as to which he has sole voting and investment power.

                                     2

  (4) This information is as of December 31, 2002 and is based on a Schedule 13G report filed by Dodge & Cox. According to the report, the shares covered by this Schedule 13G are beneficially owned by clients of Dodge & Cox and, as such, Dodge & Cox has sole voting power only with respect to 12,615,267 shares.
  (5) This information is as of December 31, 2002 and is based on a Schedule 13G report filed by FMR. According to the report, Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, MA 02109, a subsidiary of FMR, acts as an investment advisor to various investment companies and, as such, has sole voting power only with respect to 117,130 shares. This Schedule 13G report was filed jointly by FMR, Fidelity, Edward C. Johnson 3d and Abigail P. Johnson. Mr. Johnson is Chairman and Ms. Johnson is a director of FMR. Mr. Johnson owns 12.0% and Ms. Johnson owns 24.5% of the outstanding voting stock of FMR.
  (6) This information is as of December 31, 2002 and is based on a Schedule 13G report filed by Ross Financial Corporation.
  (7) This information is as of December 31, 2002 and is based on a Schedule 13G report filed by AXA Financial, Inc. According to the report, Alliance Capital Management L.P., a subsidiary of AXA Financial, Inc., acts as an investment advisor to various unaffiliated third-party client accounts and, as such, has sole voting power only with respect to only 1,447,230 shares. This
Schedule 13G report was filed jointly by AXA Financial, Inc., AXA and four French mutual insurance companies, as a group, as parent holding companies. Each of the filing parties disclaims beneficial ownership of the shares covered by this Schedule 13G.

Director and Officer Holdings

  The following table sets forth certain information as to the shares of the Company's voting securities beneficially owned by each director and nominee, each executive officer named in the Summary Compensation Table, below, and all executive officers and directors of the Company as a group, at February 28, 2003, based on data furnished by them.

                                                    Amount
                                                 Beneficially        Percent
Name                          Title of Class       Owned (1)        of Class
----                          --------------     ------------       --------

Joseph L. Bower                Common Stock          2,000  (2)         *
John Brademas                  Common Stock          4,220  (3)         *
Paul J. Fribourg               Common Stock         15,200  (4)         *
Peter W. Keegan                Common Stock         22,500  (5)         *
Edward J. Noha                 Common Stock          4,600  (6)         *
Philip A. Laskawy              Common Stock          2,000  (7)         *
Arthur L. Rebell               Common Stock         23,500  (8)         *
Gloria R. Scott                Common Stock          1,600  (9)         *
Andrew H. Tisch                Common Stock      2,839,500 (10)        1.5%
James S. Tisch                 Common Stock      3,055,500 (11)        1.6%
Jonathan M. Tisch              Common Stock        878,704 (12)         *
Laurence A. Tisch              Common Stock     18,617,996 (13)       10.0%
Preston R. Tisch               Common Stock     29,983,184 (14)       16.2%
Fred Wilpon                    Common Stock          3,200 (15)         *
All executive officers and     Common Stock     55,481,054 (16)       29.8%
 directors as a group
 (16 persons including
 those listed above)

* Represents less than 1% of the outstanding shares.

  (1) Except as otherwise indicated the persons listed as beneficial owners of the shares have sole voting and investment power with respect to those shares.

                                     3

  (2) Represents 2,000 shares of Common Stock issuable upon the exercise of options granted under the Loews Corporation 2000 Stock Option Plan (the "Loews Stock Option Plan") which are currently exercisable.
  (3) Includes 2,000 shares of Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable.
  (4) Includes 12,000 shares owned by an affiliate of ContiGroup Companies, Inc. ("ContiGroup"). Mr. Fribourg is an executive officer of ContiGroup. Mr. Fribourg disclaims beneficial interest in these shares. Also includes 3,200 shares of Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable.
  (5) Represents 22,500 shares of Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable. In addition, Mr. Keegan owns beneficially 1,000 shares of the common stock of Diamond Offshore Drilling, Inc., a 54% owned subsidiary of the Company ("Diamond Offshore").
  (6) Includes 1,600 shares of Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable. In addition, Mr. Noha owns beneficially 1,647 shares of the common stock of CNA Financial Corporation, a 90% owned subsidiary of the Company ("CNA").
  (7) Represents 2,000 shares of Common Stock owned beneficially by the wife of Mr. Laskawy.
  (8) Includes 22,500 shares of Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable. In addition, Mr. Rebell owns beneficially 7,034 shares of the common stock of CNA, including 2,020 shares with respect to which he has shared voting and investment power, and 6,000 shares of the common stock of Diamond Offshore, including 5,500 shares issuable upon the exercise of options which are currently exercisable.
  (9) Represents 1,600 shares of Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable.
  (10) Includes 30,000 shares of Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable. Also includes 2,765,500 shares of Common Stock held by trusts of which Mr. A.H. Tisch is the managing trustee and beneficiary and 40,000 shares of Common Stock held by a charitable foundation as to which Mr. A.H. Tisch has shared voting and investment power.
  (11) Includes 30,000 shares of Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable. Also includes 2,765,500 shares of Common Stock held by trusts of which Mr. J.S. Tisch is the managing trustee and beneficiary and 100,000 shares of Common Stock held by a charitable foundation as to which Mr. J.S. Tisch has shared voting and investment power. In addition, Mr. J.S. Tisch owns beneficially 35,000 shares of Diamond Offshore common stock, including 30,000 shares issuable upon the exercise of options which are currently exercisable, and 6,100 shares of CNA common stock, held by a trust of which Mr. J.S. Tisch is the managing trustee and beneficiary.
  (12) Includes 30,000 shares of Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable. Also includes 618,704 shares of Common Stock held by a trust of which Mr. J.M. Tisch is the managing trustee and beneficiary and 130,000 shares of Common Stock held by a charitable foundation as to which Mr. J.M. Tisch has shared voting and investment power.
  (13) Includes 8,000,000 shares of Common Stock held by Mr. L.A. Tisch as trustee of trusts for the benefit of his wife, as to which he has sole voting and investment power. Does not include 11,507,760 shares of Common Stock held by the sons of Mr. L.A. Tisch as reported on the Principal Shareholders table.
  (14) Includes 9,195,188 shares of Common Stock held by Mr. P.R. Tisch as trustee of trusts for the benefit of his wife, as to which he has sole voting and investment power.
  (15) Represents 3,200 shares of Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable.

                                     4

  (16) Includes 175,950 shares of Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable.

                            ELECTION OF DIRECTORS
                              (Proposal No. 1)

  Pursuant to the by-laws of the Company, the number of directors constituting the full Board of Directors has been fixed by the Board at eleven. Accordingly, action will be taken at the meeting to elect a Board of eleven directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. It is the intention of the persons named in the accompanying form of proxy, unless shareholders otherwise specify by their proxies, to vote for the election of the nominees named below, each of whom is now a director. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a director. Should any of the nominees be unable or unwilling to serve, it is intended that proxies will be voted for the election of a substitute nominee or nominees selected by the Board of Directors. Set forth below is the name, age, principal occupation during the past five years and other information concerning each nominee.

  Joseph L. Bower, 65 - Donald K. David Professor of Business Administration at Harvard University. Professor Bower is also a director of Anika Therapeutics, Inc., Brown Shoe Company, Inc., ML Lee Acquisition Funds, New America High Income Fund, Inc., Sonesta International Hotels Corporation and T H Lee-Putnam EO Fund. He has been a director of the Company since 2001.

  John Brademas, 76 - President Emeritus of New York University. Mr. Brademas is also a director of Kos Pharmaceuticals, Inc. Mr. Brademas has been a director of the Company since 1982 and is chairman of the Compensation Committee.

  Paul J. Fribourg, 49 - Chairman of the Board, President and Chief Executive Officer of ContiGroup (cattle feeding and pork and poultry production). Mr. Fribourg is also a director of Premium Standard Farms, Inc., Vivendi Universal, S.A. and Wyndham International, Inc. He has been a director of the Company since 1997 and is chairman of the Audit Committee and a member of the Compensation Committee.

  Philip A. Laskawy, 61 - Former Chairman and Chief Executive Officer of Ernst & Young (public accounting and auditing) from 1998 to 2001. Mr. Laskawy is also a director of General Motors Corporation, Heidrick & Struggles International, Inc., Henry Schein, Inc. and The Progressive Corporation. He has been a director of the Company since January 2003 and is a member of the Audit Committee.

  Gloria R. Scott, 64 - Owner of G. Randle Services (consulting services). Dr. Scott served as president of Bennett College in Greensboro, North Carolina until 2001. She has been a director of the Company since 1990 and is a member of the Audit Committee.

  Andrew H. Tisch, 53 - Chairman of the Executive Committee and a member of the Office of the President of the Company since 1999. Prior thereto he had been chairman of the Management Committee of the Company. Mr. Tisch is chairman of the board of Bulova Corporation ("Bulova"), a 97% owned subsidiary of the Company, and a director of Canary Wharf Group plc. and Zale Corporation. Mr. Tisch has been a director of the Company since 1985.

  James S. Tisch, 50 - President and Chief Executive Officer and a member of the Office of the President of the Company since 1999. Prior thereto he had been president and chief operating officer of

                                     5

the Company since 1994. He is also a director of BKF Capital Group, Inc., CNA and Vail Resorts, Inc. and chairman of the board and chief executive officer of Diamond Offshore. Mr. Tisch has been a director of the Company since 1986 and is a member of the Finance Committee.

  Jonathan M. Tisch, 49 - Chairman and Chief Executive Officer of Loews Hotels since 2001, and a member of the Office of the President of the Company since 1999. Prior to 2001, Mr. Tisch had been president and chief executive officer of Loews Hotels. He has been a director of the Company since 1986 and is a member of the Executive Committee.

  Laurence A. Tisch, 80 - Co-Chairman of the Board of the Company. Prior to 1999, Mr. Tisch had also been co-chief executive officer of the Company. Mr. Tisch is a director of CNA and Bulova. Mr. Tisch also serves as a director of Automatic Data Processing, Inc. He has been a director of the Company since 1959 and is a member of the Finance Committee.

  Preston R. Tisch, 76 - Co-Chairman of the Board of the Company. Prior to 1999, Mr. Tisch had also been co-chief executive officer of the Company. Mr. Tisch had been a director of the Company from 1960 to 1986, when he resigned to serve as postmaster general of the United States. He was re-elected a director of the Company in March 1988. He is a director of Bulova, CNA and Hasbro, Inc.

  Fred Wilpon, 66 - Chairman of the Board of Sterling Equities, Inc. (real estate investments). Mr. Wilpon is also the chairman of the board, chief executive officer and owner of Sterling Doubleday Enterprises, L.P. (New York Mets baseball team) and a director of Bear Stearns Companies, Inc. He has been a director of the Company since 2000 and is a member of the Compensation Committee.

Committees

  The Company has an Audit Committee, a Compensation Committee, an Executive Committee and a Finance Committee. The Company's Incentive Compensation Committee was redesignated as its Compensation Committee in January 2003. The Company has no nominating committee.

Attendance at Meetings

  During 2002 there were seven meetings of the Board of Directors, eight meetings of the Audit Committee and three meetings of the Incentive Compensation Committee. Each director of the Company attended not less than 75% of the total number of meetings of the Board of Directors and committees of the Board on which that director served during 2002.

Director Compensation

  Under the Company's director compensation policy in effect during 2002, each director who is not an employee of the Company had the right to elect to receive for each calendar quarter either an award of an option to purchase 400 shares of the Company's Common Stock in accordance with the terms of the Loews Stock Option Plan, or $6,250, for serving as a director. In addition, members of the Audit Committee and of the Incentive Compensation Committee received $1,000 for each meeting attended during 2002. In 2003 the Company's director compensation policy was revised. Under the revised policy, each director who is not an employee of the Company will receive an award of an option to purchase 400 shares of the Company's Common Stock and $6,250 each quarter for serving as a director. In addition, members of the Audit Committee and the Compensation Committee will be paid $2,000 and $1,000, respectively, for each committee meeting attended.

                                     6

                            AUDIT COMMITTEE REPORT

  The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including review of the financial reports and other financial information of the Company, the Company's systems of internal accounting, the Company's financial controls, and the annual independent audit of the Company's financial statements. The Company's Board of Directors has adopted a written charter under which the Audit Committee operates and has determined that all members of the Committee are "independent" in accordance with the currently applicable rules of The New York Stock Exchange. The Company's management is responsible for its financial statements and reporting process, including its system of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States.

  In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2002 with the Company's management and independent auditors. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Audit Committee has discussed with the independent auditors their independence in relation to the Company and its management, including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has considered whether the provision of non-audit services provided by the auditors is compatible with maintaining the auditors' independence.

  The members of the Audit Committee rely without independent verification on the information provided to them by management and the independent auditors and on management's representation that the Company's financial statements have been prepared with integrity and objectivity. They do not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal controls and procedures, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the Company's financial statements are presented in accordance with generally accepted accounting principles, or that the Company's auditors are in fact "independent."

  Based upon the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

By the Audit Committee:   Paul J. Fribourg  Philip A. Laskawy  Gloria R. Scott

                          EXECUTIVE COMPENSATION

  The following table sets forth information for the years indicated regarding the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company as of December 31, 2002 (the "Named Executive Officers"), for services in all capacities to the Company and its subsidiaries.

                                     7


                         SUMMARY COMPENSATION TABLE

                                                                   Long Term
                                     Annual Compensation          Compensation
                               -------------------------------    -------------

                                                                   Securities
                                                                   Underlying        All Other
Name and Position         Year        Salary(1)       Bonus         Options         Compensation
-----------------         ----        --------        -----        ----------       ------------

J.S. Tisch                2002      $1,208,711(2)   $850,000(3)      20,000          $48,336(4)
Chief Executive           2001       1,294,388(2)                    20,000           50,955(4)
Officer, Office of        2000       1,284,657(2)    425,000(3)      20,000           56,475(4)
the President

A.H. Tisch                2002        908,711        850,000(3)      20,000            8,547(5)
Chairman of the           2001        993,388                        20,000            8,652(5)
Executive Committee       2000        985,782        425,000(3)      20,000           16,316(5)
Office of the
President

J.M. Tisch                2002        908,711        850,000(3)      20,000            7,826(5)
Chairman and              2001        993,388                        20,000            8,189(5)
Chief Executive           2000        983,657        425,000(3)      20,000           14,245(5)
Officer of Loews
Hotels, Office of
the President

A.L. Rebell               2002        982,121      1,650,000(6)      15,000            7,700(5)
Senior Vice               2001        983,478      1,200,000(7)      15,000            6,513(5)
President, Chief          2000        983,507        950,000(7)      15,000            6,800(5)
Investment
Officer

P.W. Keegan               2002        995,672         75,000(6)      15,000            7,677(5)
Senior Vice               2001        997,031         50,000(8)      15,000            6,800(5)
President, Chief          2000        901,940                        15,000            6,800(5)
Financial Officer

  (1) Salary includes payments to the named individual based on benefit choices under the Company's flexible benefits plan.
  (2) Includes compensation for services as chief executive officer of Diamond Offshore of $300,000.
  (3) Represents, for 2000 and 2002, payouts under the Company's Incentive Compensation Plan for Executive Officers (the "Incentive Compensation Plan") based upon an award granted in 2000 and 2002, and includes, for 2002, an unfunded supplemental retirement account credit of $250,000, exclusive of interest and pay-based credits (see "Employment Agreements," below).
  (4) Includes the annual contribution under the Company's Employees Savings Plan and related allocation under the Company's Benefit Equalization Plan (see "Pension Plan," below) aggregating $7,827, $8,192 and $14,247 for 2002, 2001 and 2000, respectively. Also includes director's fees paid by CNA amounting to $33,000 for each of 2002 and 2000, and $35,000 for 2001, and insurance premiums and retirement plan contributions paid by Diamond Offshore of $7,509 for 2002, $7,763 for 2001 and $9,228 for 2000.
  (5) Represents the annual contribution under the Company's Employees Savings Plan and any related allocation under the Benefit Equalization Plan.

                                     8

  (6) Represents a payout under the Incentive Compensation Plan based upon an award granted in 2002.
  (7) Includes, for 2000, a payout under the Incentive Compensation Plan in the amount of $800,000 based on an award granted in 2000, and, for 2001 and 2000, unfunded supplemental retirement account credits, exclusive of interest and pay-based credits, of $1,200,000 and $150,000, respectively. On the last day of each calendar year Mr. Rebell's supplemental retirement account is credited with the interest credit and, for each calendar year in which the account is credited by the Company with additional supplemental benefits, the pay-based credit established under the Company's Retirement Plan (see "Pension Plan," below).
  (8) Represents an unfunded supplemental retirement account credit, exclusive of interest credits. On the last day of each calendar year Mr. Keegan's supplemental retirement account is credited with the interest credit established under the Retirement Plan.

Stock Option Plan

  The following table sets forth information regarding grants of options to acquire shares of Common Stock under the Loews Stock Option Plan that were made during the fiscal year ended December 31, 2002 to each of the Named Executive Officers.

                                 OPTION GRANTS IN LAST FISCAL YEAR

                                                                      Potential Realizable Value
                                                                       at Assumed Rates of Stock
                                                                        Price Appreciation for
                               Individual Grants(1)                           Option Term
              ------------------------------------------------------- --------------------------

                                Percent of
                 No. of        Total Options
               Securities       Granted to      Exercise
               Underlying       Employees      Price Per   Expiration
   Name      Option Granted   in Fiscal Year    Share(2)      Date           5%         10%
   ----      --------------   --------------   ---------   ----------        --         ---

J.S. Tisch        20,000           6.34%          $59.13     1/30/12       $727,768   $1,859,341

A.H. Tisch        20,000           6.34            59.13     1/30/12        727,768    1,859,341

J.M. Tisch        20,000           6.34            59.13     1/30/12        727,768    1,859,341

A.L. Rebell       15,000           4.76            59.13     1/30/12        545,826    1,394,506

P.W. Keegan       15,000           4.76            59.13     1/30/12        545,826    1,394,506

  (1) Options granted in 2002 to each of the named individuals become exercisable at a rate of 25% per year beginning on the first anniversary of the grant date.
  (2) Represents 100% of the fair market value of the Common Stock on the grant date.

  The following table sets forth information regarding the exercise of stock options during the fiscal year ended December 31, 2002 by each of the Named Executive Officers.

                                      9


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                           FISCAL YEAR END OPTION VALUES

                 Shares                    Number of Securities         Value of Unexercised
                Acquired      Value       Underlying Unexercised        In-the-Money Options
Name          on Exercise   Realized    Options at Fiscal Year-End     at Fiscal Year-End (1)
----          -----------   --------    --------------------------   --------------------------

                                        Exercisable  Unexercisable   Exercisable  Unexercisable
                                        -----------  -------------   -----------  -------------

J.S. Tisch         0            --          15,000       45,000       $142,850      $142,850

A.H. Tisch         0            --          15,000       45,000        142,850       142,850

J.M. Tisch         0            --          15,000       45,000        142,850       142,850

A.L. Rebell        0            --          11,250       33,750        107,138       107,138

P.W. Keegan        0            --          11,250       33,750        107,138       107,138

  (1) Fair market value of underlying securities as of December 31, 2002, minus the exercise price.

Employment Agreements

  Effective as of January 1, 2003 the employment agreement which the Company maintains with each of Messrs. A.H. Tisch, J.S. Tisch and J.M. Tisch was amended to expire on December 31, 2003. Each agreement provides for a basic salary of $800,000 per annum, subject to such increases as the Board of Directors may from time to time determine in its sole discretion. These agreements also provide the right to participate in the Incentive Compensation Plan. In addition, effective January 1, 2002 the Company entered into a supplemental retirement agreement with each of the Messrs. Tisch supplementing the retirement benefits to which each is entitled under the Retirement Plan. Each supplemental retirement agreement provides for the establishment of an unfunded supplemental retirement account for the executive. Each supplemental retirement account became vested in the amount of $250,000 on December 31, 2002, pursuant to the supplemental retirement agreement entered into effective January 1, 2002, and will become vested with an additional $250,000 on December 31, 2003, pursuant to an amendment to each agreement effective as of January 1, 2003. Amounts vested in any year are credited with the pay-based credit established under the Retirement Plan. In addition, on the last day of each calendar year each account's balance will be credited with the interest credit established under the Retirement Plan. Upon retirement, each of the Messrs. Tisch will receive the value of his account in the form of an annuity or, if he so requests and the Company's Board of Directors approves, in a single lump sum payment.

Pension Plan

  The Company provides a funded, tax qualified, non-contributory retirement plan for salaried employees, including executive officers (the "Retirement Plan") and an unfunded, non-qualified, non-contributory Benefit Equalization Plan (the "Benefit Equalization Plan") which provides for the accrual and payment of benefits which are not available under tax qualified plans such as the Retirement Plan. The following description of the Retirement Plan gives effect to benefits provided under the Benefit Equalization Plan.

  The Retirement Plan is structured as a cash balance plan. A cash balance plan is a form of non-contributory, defined benefit pension plan in which the value of each participant's benefit is expressed as a nominal cash balance account established in the name of the participant. Under the cash balance plan

                                     10

each participant's account is increased annually by a "pay-based credit" based on a specified percentage of annual earnings (based on the participant's age) and an "interest credit" based on a specified interest rate (which is established annually for all participants), except for accounts of participants older than 65 years of age, which are increased only by the greater of those two amounts. At retirement or termination of employment, a vested participant is entitled to receive the cash balance account in a lump sum or to convert the account into a monthly annuity. Compensation covered under the Retirement Plan consists of salary paid by the Company and its subsidiaries included under the heading "Salary" in the Summary Compensation Table above. In addition, awards under the Incentive Compensation Plan are deemed compensation for purposes of the Benefit Equalization Plan. Pension benefits are not subject to reduction for Social Security benefits or other amounts.

  Participants with at least five years of service whose combined age and years of service equaled at least 60, or at least 18 years of service whose combined age and service equaled at least 58 at January 1, 1998 (the year that the Retirement Plan was converted into a cash balance plan), are entitled to a minimum retirement benefit ("Minimum Benefit") equal to the benefit they would have earned under the Retirement Plan before its conversion to a cash balance plan. This Minimum Benefit is based upon the average final compensation (i.e., the highest average annual salary during any period of five consecutive years of the ten years immediately preceding retirement) and years of credited service with the Company. The following table shows estimated annual benefits upon retirement under the Retirement Plan, based on the Minimum Benefit, for various average compensation and credited service based upon normal retirement at January 1, 2003 and a straight life annuity form of pension. Each of the Named Executive Officers qualifies for the Minimum Benefit except for Messrs. Rebell and Keegan. It is currently estimated that the balance of the account maintained under the Retirement Plan for Messrs. Rebell and Keegan will be approximately $3,986,275 and $1,949,149, respectively, when each reaches the normal retirement age of 65, based on actual interest credits of 4.05% and 4.65% for 2003 and 2002, respectively, and assuming annual interest credits of 5.0% for 2004 and later and no increases in the amount of each executive's earnings.

                              PENSION PLAN TABLE

Average Final                  Estimated Annual Pension for
Compensation            Representative Years of Credited Service
-------------           ----------------------------------------

                20         25         30          35          40         45
                --         --         --          --          --         --

$  400,000   $ 96,000   $126,400   $158,400  $   190,400 $  222,400 $  254,400
   600,000    144,000    189,600    237,600      285,600    333,600    381,600
   800,000    192,000    252,800    316,800      380,800    444,800    508,800
 1,000,000    240,000    316,000    396,000      476,000    556,000    636,000
 1,200,000    288,000    379,200    475,200      571,200    667,200    763,200
 1,400,000    336,000    442,400    554,400      666,400    778,400    890,400
 1,600,000    384,000    505,600    633,600      761,600    889,600  1,017,600
 1,800,000    432,000    568,800    712,800      856,800  1,000,800  1,144,800
 2,000,000    480,000    632,000    792,000      952,000  1,112,000  1,272,000
 2,200,000    528,000    695,200    871,200    1,047,200  1,223,200  1,399,200
 2,400,000    576,000    758,400    950,400    1,142,400  1,334,400  1,526,400

  The years of credited service of Messrs. A.H. Tisch, J.M. Tisch and J.S. Tisch are twenty-nine, twenty-three and twenty-five, respectively.

  Amounts paid to Mr. J.S. Tisch by Diamond Offshore included in the Summary Compensation Table are not covered by the Retirement Plan. Diamond Offshore maintains a tax qualified defined

                                     11

contribution retirement plan which provides that Diamond Offshore contribute 3.75% of each participant's defined compensation and match 25% of the first 6% of compensation voluntarily contributed by each participant. Participants are fully vested immediately upon enrollment in the plan. Diamond Offshore's 3.75% contribution on behalf of Mr. J.S. Tisch amounted to $7,500 in 2002.

             BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

General

  The Company's policy with respect to executive compensation for 2002 was established by the Board of Directors. In January 2003, the Board redesignated its Incentive Compensation Committee as the Company's new Compensation Committee. The members of the Compensation Committee are John Brademas (chairman), Paul J. Fribourg and Fred Wilpon. The Compensation Committee is responsible for providing oversight of executive officer compensation, review and approval of the compensation of the Company's Chief Executive Officer, and the administration and granting of awards under the Incentive Compensation Plan, the Loews Stock Option Plan and the Carolina Group 2002 Stock Option Plan.

  The overall objective of the Company's executive compensation policy is to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for the benefit of the Company and its shareholders. The Board believes that to accomplish these objectives compensation packages should provide executive officers with market competitive base salaries and the opportunity to earn additional compensation based upon the Company's financial performance and the performance of the Company's stock. Accordingly, the Company's compensation policy for its executive officers features three principal components: base salary, incentive compensation awards and stock option grants.

  The primary component of compensation for the Company's executive officers is base salary. Base salary levels for the Company's executive officers are determined based upon an evaluation of a number of factors, including the individual's level of responsibility, experience, performance and competitive market practices as determined by the Company's participation in and analysis of two management compensation surveys, and a review of other published data relating to executive compensation. The two surveys in which the Company participates have been selected primarily because of the broad range of companies of various sizes included in them, the manner in which the information is presented and, with respect to one survey, the consistency of the data presented. One of these surveys includes five of the eighteen companies included in the Standard & Poor's Diversified Financial Services Index and the other survey includes three of the companies included in that index (see "Stock Price Performance Graph," below). The Company targets base salary levels for its executive officers (as well as salaried employees generally) between the 50th and 75th percentiles of those paid by companies with comparable revenues. However, as a result of job performance evaluations and length of service, the base salary levels of a majority of the Company's executive officers fall above these parameters.

  The second principal component of the Company's compensation policy for executive officers consists of awards under its Incentive Compensation Plan. Under this plan, cash awards may be granted to the Company's highest paid executive officers based on the attainment of specified performance goals in relation to the after tax net income of the Company. Information with respect to awards granted under this plan for 2002 to the Company's Chief Executive Officer and the other Named Executive Officers is included in the Summary Compensation Table, above.

                                     12

  The third principal component of the Company's compensation policy for executive officers consists of grants under the Loews Stock Option Plan. Under this plan, stock options may be granted to executive officers at exercise prices equal to not less than the fair market value of the Company's Common Stock as of the date of grant. This element of the Company's compensation policy provides the opportunity for the Company's executive officers to be compensated based upon increases in the market price of the Company's Common Stock. Information with respect to stock options granted under this plan to the Company's Chief Executive Officer and the other Named Executive Officers in 2002 is described under "Stock Option Plan," above. In addition, from time to time, the Company's compensation of executive officers has included supplemental retirement benefits credited pursuant to supplemental retirement agreements negotiated between the Company and the Named Executive Officers. Such benefits granted to the Company's Chief Executive Officer and other Named Executive Officers in 2002 are described in the Summary Compensation Table, above.

Chief Executive Officer

  The base salary of the Company's Chief Executive Officer for 2002 was established pursuant to the employment agreement negotiated between the Company and the Chief Executive Officer. This employment agreement provides for increases in remuneration as the Board of Directors may from time to time determine in its sole discretion. In addition, the Chief Executive Officer received a supplemental retirement benefit in 2002 and will receive an additional supplemental retirement benefit in 2003 pursuant to a supplemental retirement agreement negotiated between the Company and the Chief Executive Officer. See "Employment Agreements," above. Each of the Chief Executive Officer's employment agreement and supplemental retirement agreement was reviewed by the Company's Incentive Compensation Committee, and approved by the full Board based on that committee's recommendation. Consistent with the Company's compensation policy concerning executive officers generally, compensation to the Company's Chief Executive Officer also includes awards under the Company's Incentive Compensation Plan and grants of stock options under the Loews Stock Option Plan. Each of these awards was reviewed and granted by the Company's Incentive Compensation Committee.

Internal Revenue Code

  Under the Internal Revenue Code, the amount of compensation paid to or accrued for the Chief Executive Officer and the four other most highly compensated executive officers which may be deductible by the Company for federal income tax purposes is limited to $1 million per person per year, except that compensation which is considered to be "performance-based" under the Internal Revenue Code and the applicable regulations is excluded for purposes of calculating the amount of compensation.

  To the extent the Company's compensation policy can be implemented in a manner which maximizes the deductibility of compensation paid by the Company, the Board of Directors seeks to do so. Accordingly, the Company has designed both the Incentive Compensation Plan and the Loews Stock Option Plan so that compensation in the form of awards or grants made under either plan will be considered to be "performance-based" under the applicable provisions of the Internal Revenue Code.


By the Board of Directors:    Joseph L. Bower     Edward J. Noha       Jonathan M. Tisch
                              John Brademas       Gloria R. Scott      Laurence A. Tisch
                              Paul J. Fribourg    Andrew H. Tisch      Preston R. Tisch
                              Philip A. Laskawy   James s. Tisch       Fred Wilpon

                                     13

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company did not have a Compensation Committee during 2002. Messrs. A.H. Tisch, J.M. Tisch, J.S. Tisch, L.A. Tisch and P.R. Tisch, each of whom were directors of the Company during 2002, also served as officers of the Company or its subsidiaries during 2002. In addition, Bernard Myerson and Edward J. Noha, who were directors of the Company during 2002, had formerly served as officers of the Company or its subsidiaries.

                           CERTAIN TRANSACTIONS

  Messrs. L.A. Tisch and P.R. Tisch, Co-Chairmen of the Board of Directors, and their affiliates reimbursed to the Company approximately $5,219,000 in the aggregate for the utilization by them of the services of certain employees and facilities of the Company during 2002. On January 1, 2003 individuals who provided these services became employees of new entities including entities established by the Messrs. Tisch and their affiliates. The termination of employment with the Company would have resulted in the forfeiture of certain retirement benefits for six individuals, the cost of which had been included in the reimbursement referred to above. In order to prevent the loss of these benefits, the Company has amended its Retirement Plan to count service with the new employer solely for the purpose of determining vesting and eligibility for benefits. These benefits aggregated in value approximately $277,000 based upon the actuarial assumptions provided in the Retirement Plan. The terms of the amendment were reviewed by the Company's Audit Committee and approved by the Board of Directors upon that committee's recommendation. None of the Messrs. L.A. Tisch, P.R. Tisch, A.H. Tisch, J.S. Tisch or J.M. Tisch participated in the deliberation or vote on this matter.

  The Company provides an apartment at a Company operated hotel in New York City for the use of Preston R. Tisch, for the convenience of the Company and its hotel subsidiary, at an incremental cost to the Company of approximately $670,000 in 2002.

  During 2002 the Company and its subsidiaries paid brokerage commissions aggregating approximately $348,000 to a securities firm in which Daniel R. Tisch, a son of Laurence A. Tisch, is a principal shareholder, officer and director. Similar transactions with such firm may be expected to occur in the future.

  In September 2001, the Company provided a ten year loan to Arthur L. Rebell, its Chief Investment Officer and Senior Vice President, in the original principal amount of $550,000, with interest of 4.82% per annum payable annually. On October 2, 2002, the aggregate principal and interest amount of this loan, $551,598, was repaid in full.

  See "Compensation Committees Interlocks and Insider Participation" above, for information with respect to relationships between certain members of the Board of Directors and the Company.

                               STOCK PRICE
                            PERFORMANCE GRAPHS

  The following graph compares the total annual return of the Company's Common Stock, the Standard & Poor's 500 Composite Stock Index ("S&P 500 Index") and the Standard & Poor's Diversified Financial Services Index ("S&P Financial Diversified") for the five years ended December 31, 2002. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1997 and that all dividends were reinvested.

                                     14

                                  [GRAPH]

                           [leave 3 1/4" space]












                            1997    1998    1999     2000      2001      2002
                            ----    ----    ----     ----      ----      ----

Common Stock               100.00   93.58   58.59   101.56    109.75     89.14
S&P 500 Index              100.00  128.58  155.63   141.46    124.65     97.10
S&P Financial Diversified  100.00  122.18  161.43   204.43    179.16    141.55

  The Company's Carolina Group stock commenced trading on February 1, 2002. Accordingly, the following graph compares the total return of the Carolina Group stock, the S&P 500 Index and the Standard & Poor's Tobacco Index ("S&P Tobacco Index") for the period from February 1, 2002 to December 31, 2002. The graph assumes that the value of the investment in the Company's Carolina Group stock and each index was $100 on February 1, 2002 and that all dividends were reinvested.


                                  [GRAPH]

                           [leave 3 1/4" space]











              Feb.    Feb.   Mar.   Apr.   May    Jun.   Jul.   Aug.   Sept.  Oct.   Nov.   Dec.
            2002(1)   2002   2002   2002   2002   2002   2002   2002   2002   2002   2002   2002
Carolina
 Group
 stock      100.00   102.23 103.06 112.78 112.35  94.24  86.05  91.78  66.66  70.87  67.17 73.56
S&P 500
 Index      100.00   105.65 109.62 102.98 102.22  94.94  87.54  88.11  78.53  85.45  90.48 85.16
S&P Tobacco
 Index      100.00   100.00 101.71 105.04 109.98  85.68  89.39  97.46  78.49  80.33  75.00 81.75

(1)  Carolina Group stock commenced trading on February 1, 2002.

                                     15

                       RATIFICATION OF THE APPOINTMENT OF
                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                             (Proposal No. 2)

  The Board of Directors of the Company, based upon a recommendation from the Audit Committee, has selected the firm of Deloitte & Touche LLP, independent certified public accountants, as the principal independent auditors of the Company for the year ending December 31, 2003, subject to ratification by the shareholders. Deloitte & Touche LLP served as the Company's independent auditors during 2002. If the appointment of the firm of Deloitte & Touche LLP is not approved or if that firm declines to act or their employment is otherwise discontinued, the Board of Directors or the Audit Committee will appoint other independent auditors. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, at which time they will be available to respond to appropriate questions from shareholders and be given an opportunity to make a statement if they desire to do so.

Audit Fees

  The aggregate fees, including expenses reimbursed, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for professional services rendered for the audit of the consolidated financial statements of the Company and its subsidiaries for 2002 and the reviews of the Company's quarterly financial statements during 2002 were approximately $7,876,000.

Financial Information Systems Design and Implementation Fees

  Deloitte & Touche was not engaged to perform information technology services relating to financial information systems design and implementation for the Company or its subsidiaries during 2002.

All Other Fees

  The aggregate fees, including expenses reimbursed, billed by Deloitte & Touche for services rendered to the Company and its subsidiaries, other than the services described above under "Audit Fees", for 2002 were approximately $13,638,000, including audit related services of approximately $1,252,000 and non-audit services of approximately $12,386,000. Audit related services generally include fees for consents and comfort letters, audits of the Company's employee benefit plans and accounting consultations. The fees billed for non-audit services include approximately $11,300,000 of fees billed by Deloitte Consulting for services to CNA and its subsidiaries. Deloitte & Touche has publicly announced its intent to separate Deloitte Consulting from the firm.

  The Company's Audit Committee has considered whether the provision of the non-audit services provided by Deloitte & Touche to the Company is compatible with maintaining Deloitte & Touche's independence.

  The Board of Directors recommends a vote FOR Proposal No. 2.

                                     16

                          SHAREHOLDER PROPOSALS

  The Company has been advised that the four shareholder proposals described below will be presented at the Annual Meeting. For the reasons set forth below, the Board of Directors recommends a vote against each proposal.

                    SHAREHOLDER PROPOSAL RELATING TO
                            CUMULATIVE VOTING
                            (Proposal No. 3)

  Evelyn Y. Davis, 2600 Virginia Avenue, N.W., Washington, D.C. 20037, owner of 244 shares of Common Stock, has notified the Company in writing that she intends to present the following resolution at the Annual Meeting for action by the shareholders:

  "RESOLVED: That the stockholders of Loews, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number or directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

  "REASONS:  Many states have mandatory cumulative voting, so do National
Banks.

  "In addition, many corporations have adopted cumulative voting.

  "If you AGREE, please mark your proxy FOR this resolution."

  The Board of Directors recommends a vote AGAINST Proposal No. 3.

  The Board of Directors believes that the present system of voting for directors, in which all directors are elected by a plurality of the votes cast, is the fairest and most preferable method for selecting directors. The Board is opposed to cumulative voting because cumulative voting could make it possible for a special interest group, which may not represent the interests of all shareholders, to elect one or more directors beholden only to that special interest group. The aims of such special interest group may be adverse to those of the Company and its shareholders as a whole and therefore could impede the Board's power to act on behalf of the Company and all of its shareholders. Accordingly, the Board of Directors recommends a vote against this proposal.

                    SHAREHOLDER PROPOSAL RELATING TO
                            AUDITOR CONFLICTS
                            (Proposal No. 4)

  The Sheet Metal Workers' National Pension Fund, Edward F. Carlough Plaza, 601 North Fairfax Street, Suite 500, Alexandria, Virginia 22314, owner of 4,400 shares of Common Stock, has notified the Company in writing that it intends to present the following resolution at the Annual Meeting for action by the shareholders:

  "Resolved, that the shareholders of Loews Corporation ("Company") request that the Board of Directors adopt a policy stating that the public accounting firm retained by our Company to provide audit services, or any affiliated company, should not also be retained to provide any management consulting services to our Company.

                                     17

  "Statement of Support: The role of independent auditors in ensuring the integrity of the financial statements of public corporations is fundamentally important to the efficient and effective operation of the financial markets. The U.S. Securities and Exchange Commission recently stated:

  "Independent auditors have an important public trust. Investors must be able to rely on issuers' financial statements. It is the auditor's opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial, and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor's opinion and will be far less likely to invest in that public company's securities. Final Rule: Revision of the Commission's Auditor Independence Requirements, Release No. 33-7919, Feb. 5, 2001.

  "We believe that today investors seriously question whether auditors are independent of the company and corporate management that retain them. A major reason for this skepticism, we believe, is that management of once admired companies such as Enron, Tyco, and WorldCom have misled investors and their auditors have either been complicit or simply inept. Over the last year hundreds of billions of dollars in market value have vanished as investors have lost confidence in the integrity of our markets. A key reason for this lack of confidence is the distrust investors have in companies' financial statements.

  "The U.S. Congress has attempted to respond to this crisis of confidence through passage of the Sarbanes-Oxley Act of 2002 (the "Sarbanes Act"). The Sarbanes Act prohibits a company's auditors from performing a wide range of defined non-audit services. These prohibitions, in turn, track the defined non-audit services in Rule 2-01(c)(4) of the SEC's Final Rule: Revision of the Commission's Auditor Independence Requirements, Release No. 33-7919, Feb. 5, 2001.

  "However, the Sarbanes Act fails to prohibit auditors providing management consulting services, which we believe represents a significant loophole. While the Act does require that the audit committee of the board preapprove these non-audit services, we do not believe that is enough. We believe that management consulting represents a significant source of potential revenue to auditors and poses serious conflict of interest issues. For this reason, we think the better course is for companies not to engage their auditors to perform any management consulting services.

  "Many companies, including ours, either continue to engage their auditors to provide management consulting or provide inadequate disclosure in their proxy statements to ascertain whether they continue to engage their auditors for management consulting services. We urge your support for this resolution asking the board to cease engaging auditors for management consulting."

  The Board of Directors recommends a vote AGAINST proposal No. 4.

  The regulation of the provision of non-audit services by a public accounting firm to its audit clients has been the subject of debate and discussion in Congress, as a result of which the recently enacted Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") sets out a broad range of non-audit services which public accounting firms will be prohibited from providing to their public company audit clients, such as the Company. The new law also authorizes the Public Company Accounting Oversight Board to expand the list of prohibited non-audit services. In addition, the Securities and Exchange Commission has adopted revisions to its auditor independence rules consistent with the provisions of the Sarbanes-Oxley Act to effectively prohibit auditors from providing a broad variety of non-audit services to public company audit clients, and to expand the disclosure of audit and non-audit fees in proxy statements.

                                     18

  The Board of Directors believes that an appropriate and fully considered framework has been established by Congress and regulators to effectively regulate the provision of non-audit services to the Company by its independent audit firm and ensure the integrity of the independent audit process. The Board believes that subjecting the Company to a new prohibition not applicable to other public companies is unnecessary. Accordingly, the Board recommends a vote against this proposal.

                      SHAREHOLDER PROPOSAL RELATING TO
                        ENVIRONMENTAL TOBACCO SMOKE
                              (Proposal No. 5)

  The Congregation of the Sisters of Charity of the Incarnate Word, P.O. Box 230969, 6510 Lawndale, Houston, Texas 77223, owner of 100 shares of Common Stock, has notified the Company in writing that it intends to present the following resolution at the Annual Meeting for action by the shareholders:

  "WHEREAS in June, 2002, a Miami, Florida court awarded $5.5 million to a flight attendant harmed by environmental tobacco smoke [ETS] exposure. More than 2,000 similar cases are pending;

  "-- Our Company was sued by a class of flight attendants claiming their exposure to ETS increased their risk of contracting lung cancer from ETS. We have already paid millions of dollars to settle that lawsuit;
  "-- Our Company admits smoking causes lung cancer. Yet we fail to accept overwhelming scientific evidence that involuntary exposure to ETS causes lung cancer. Also, the Company funds efforts to block regulatory and legislative attempts to prohibit smoking in the workplace;
  "-- A June 2002 summary of findings by the United Nations' International Agency for Research of Cancer [IARC] stated that scientific evidence on the carcinogenic effects of passive smoking was conclusive. It noted ETS increases the risk for lung cancer 20%;
  "-- An August 2002 study in CHEST, the magazine of the American College of Chest Physicians, confirmed that asthmatic children exposed to ETS are more likely to have increased respiratory symptoms, decreased lung function and school absences;
  "-- The Journal of the American Medical Association reported in 2001 (436-
  41): "Before exposure to environmental tobacco smoke, coronary flow velocity reserve was significantly higher in nonsmokers than in smokers. After exposure ... [it] decreased and was not significantly different from that in smokers." Commenting on this study, a JAMA editorial stated: "The investigators demonstrated that, in healthy young volunteers, just 30 minutes of exposure to secondhand smoke compromised the endothelial function in coronary arteries of nonsmokers in a way that made the endothelial response of nonsmokers indistinguishable from that of habitual smokers;
  "-- A 2001 Canadian study (in International Journal of Cancer) conclusively showed that the more people smoke in the workplace, the greater the risks for nonsmokers. The Globe and Mail reported (07/12/01) that people routinely exposed to significant ETS (i.e., workers in bars and restaurants), face a three-times greater risk for lung cancer;
  "-- In May 2000, the U.S. National Institute of Environmental Health Sciences added directly inhaled tobacco smoke (i.e., ETS) to its "known human carcinogens" list;
  "--In a report published in 1999, researchers discovered that breathing other people's cigarette smoke makes nonsmokers 82% more likely to suffer a stroke, increasing the risk of heart disease, heart attack, lung, and breast cancer, and breathing-related diseases (Tobacco Control, August, 1999);
  "-- Our Company has funded numerous restaurant and hospitality associations in their effort to oppose laws prohibiting smoking in restaurants and bars. We also sponsor events in bars wherein we provide cigarettes for patrons;

                                      19

  "RESOLVED: shareholders request the Company find appropriate mechanisms to develop and implement a continuing program to warn persons who smoke, who are exposed to ETS (such as restaurant and bar workers) or who are responsible for minors who are exposed to ETS from our Company's products, that tobacco smoke is hazardous to smokers and nonsmokers alike and to specify the nature of the hazards."

  The Board of Directors recommends a vote AGAINST proposal No. 5.

  For many years public health agencies have issued well publicized reports concerning asserted health risks to non-smokers from environmental tobacco smoke. In addition, many federal, state and local governmental bodies have adopted laws and regulations intended to prohibit or restrict smoking in public places, stores and restaurants and the workplace. The Company's subsidiary, Lorillard Tobacco Company ("Lorillard"), believes that any additional health warning initiatives with respect to environmental tobacco smoke should be established in a uniform manner by applicable governmental bodies and public health agencies. This proposal, requesting that Lorillard establish its own warning program, if implemented, in the opinion of Lorillard, would be confusing, could conflict with various governmental laws and regulations and could expose Lorillard to further risk of litigation. Accordingly, the Board of Directors believes that this proposal would not be in the best interest of the Company, and recommends a vote against this proposal.

                    SHAREHOLDER PROPOSAL RELATING TO
                   CIGARETTE SALES OVER THE INTERNET
                            (Proposal No. 6)

  The Minnesota State Board of Investment, 60 Empire Drive, Suite 355, St. Paul, Minnesota 55103, owner of 14,500 shares of Common Stock, and Sinsinawa Dominicans, Inc., 7200 W. Division, River Forest, Illinois 60305, owner of 80 shares of Common Stock, have notified the Company in writing that they intend to present the following resolution at the Annual Meeting for action by the shareholders:

  "Whereas: Our company is on record in support and implementation of effective anti-smuggling measures including the selection of customers, ensuring that we expect compliance with law, and ensuring that our company does not receive funds derived from illegal activities.

  "However, this public commitment to undermine smuggling is itself being undermined by a lack of a parallel commitment to address critical concerns related to cigarette sales over the Internet.

  "An August 2002 report of the United States General Accounting Office found that a majority of Internet web sites (78%) that sell tobacco products do not comply with the federal Jenkins Act. The Jenkins Act requires web sites to report the name of the purchasers of tobacco products to state tax departments so that the states can collect excise taxes. None of the 147 web sites stated that they report cigarette sales to State tax departments.

  "The same report found that States which have taken action to promote compliance by Internet cigarette vendors have had limited success. According to Forester Research Inc., states could lose as much as $1.4 billion in tax revenue from unreported Internet tobacco sales by 2005.

  "A 2001 study by Ribisl found that nearly all of the 88 sites he surveyed sold premium or value brand cigarettes.

                                     20

  "A recent Minnesota study found that under-aged teens were able to place orders for cigarettes on five web sites. All of the sites accepted all orders without checking the buyers' ages. Eighty percent of packages sent as a result of the sales were delivered without checking the age of the person accepting the delivery.

  "The refusal of our Internet retailers to comply with a federal tax law could result in their being charged with evasion of state excise tax payments since the above practices are equivalent to brick and mortar retailers selling untaxed contraband cigarettes.

  "In order to ensure our company be a good corporate citizen by paying its fair share of taxes we propose the following resolution:

  "That the shareholders request The Board to establish a committee of independent directors to determine ways to ensure our Company is not involved in any way in selling cigarettes over the Internet that may enable youth to have illegal access to our tobacco products. We request that it report its findings and recommendations to the shareholders prior to the 2004 annual meeting.

  "Supporting Statement: We suggest that a way of accomplishing this goal be that our company require Internet retailers to adopt effective measures to prevent the illegal sale of cigarettes to children including but not limited to the retailer obtaining a copy of a proper identification with adults signing for the product at time of delivery showing their government-issued identification card indicating their age which qualifies them to be an adult."

  The Board of Directors recommends a vote AGAINST proposal No. 6.

  Lorillard strongly believes that underage persons should not smoke, and that all laws prohibiting the sale of tobacco products to underage persons should be vigorously enforced. Lorillard does not utilize the Internet to sell cigarettes to consumers, and does not encourage the sale of cigarettes over the Internet by any of its customers. It strongly endorses age verification for all sales of its cigarette products at retail, including sales by Internet retailers. Furthermore, customers to whom it sells directly, and all retailers that participate in its promotional programs, are required to participate in Lorillard's "We Card" Program, a training and signage program that assists retailers in age verification.

  This proposal, if implemented, in the opinion of Lorillard, would be confusing, could conflict with various governmental laws and regulations and could expose Lorillard to further risk of litigation. Lorillard further believes that any attempt to regulate the sale of any product over the Internet raises a variety of legal and other issues which are beyond the power of any individual company to address, and should, therefore, be accomplished by appropriate governmental action. As a result, the Board of Directors believes that this proposal is unnecessary, and that it would not be in the best interest of the Company to subject Lorillard to undefined procedures that do not apply to its competitors. Accordingly, the Board recommends a vote against this proposal.

                               OTHER MATTERS

  The Company knows of no other matters to be brought before the meeting. If other matters should properly come before the meeting, proxies will be voted on such matters in accordance with the best judgment of the persons appointed by the proxies.

  The Company will bear all costs in connection with the solicitation of proxies for the meeting. The Company intends to request brokerage houses, custodians, nominees and others who hold stock in their names to solicit proxies from the persons who own stock, and such brokerage houses, custodians,

                                     21

nominees and others, will be reimbursed for their out-of-pocket expenses and reasonable clerical expense. The Company has engaged Innisfree M&A Incorporated ("Innisfree") to solicit proxies on its behalf, at an anticipated cost of approximately $8,000. In addition to the use of the mails, solicitation may be made by Innisfree or employees of the Company personally or by telephone, facsimile or electronic transmission.

Shareholder Proposals for the 2004 Annual Meeting

  Shareholder proposals for the Annual Meeting to be held in 2004 must be received by the Company at its principal executive offices not later than December 1, 2003 in order to be included in the Company's proxy materials. Proxies solicited by the Company for the 2004 Annual Meeting may confer discretionary authority to vote on any proposals submitted after February 15, 2004 without a description of them in the proxy materials for that meeting. Shareholder proposals should be addressed to Loews Corporation, 667 Madison Avenue, New York, New York 10021-8087, Attention: Corporate Secretary.


                                           By order of the Board of Directors,


                                                     GARY W. GARSON
                                                        Secretary

Dated:  March 31, 2003

                       PLEASE COMPLETE, DATE, SIGN AND
                         RETURN YOUR PROXY PROMPTL

                                    22

LOEWS CORPORATION                COMMON STOCK                            Proxy
------------------------------------------------------------------------------
This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby constitutes and appoints Gary W. Garson, Peter W. Keegan and Kenneth J. Zinghini and each of them, each with full power of substitution, true and lawful attorneys, agents and proxies with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in Loews Corporation at the Annual Meeting of Shareholders to be held at The Regency Hotel, 540 Park Avenue, New York, New York, on May 13, 2003, at 11:00 A.M., New York City time, and at any adjournments thereof, upon the matters set forth in the Notice of Meeting and accompanying Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

  This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, AND "AGAINST" PROPOSALS 3, 4, 5 and 6.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY




                                                                                                                Please mark
                                                                                                                your votes
                                                                                                                like this   [ X ]

The Board of Directors recommends a vote                          The Board of Directors recommends a vote AGAINST
FOR Items 1 and 2                                                 Items 3, 4, 5 and 6

Item 1-ELECTION OF DIRECTORS     WITHHELD
Nominees:                  FOR   FOR ALL                                                   FOR   AGAINST  ABSTAIN

                          [  ]    [  ]                            ITEM 3-SHAREHOLDER       [  ]    [  ]    [  ]
       01) J.L. Bower                                             PROPOSAL-CUMULATIVE
       02) J. Brademas                                            VOTING
       03) P.J. Fribourg
       04) P.A. Laskawy                                           ITEM 4-SHAREHOLDER       [  ]    [  ]    [  ]
       05) G.R. Scott                                             PROPOSAL-AUDITOR
       06) A.H. Tisch                                             CONFLICTS
       07) J.S. Tisch
       08) J.M. Tisch                                             ITEM 5-SHAREHOLDER       [  ]    [  ]    [  ]
       09) L.A. Tisch                                             PROPOSAL-ENVIRONMENTAL
       10) P.R. Tisch                                             TOBACCO SMOKE
       11) F. Wilpon
                                                                  ITEM 6-SHAREHOLDER       [  ]    [  ]    [  ]
                                                                  PROPOSAL-CIGARETTE
                                                                  SALES OVER THE INTERNET

WITHHELD FOR: (Write that Nominee's name in the space provided.)


---------------------------------------------
ITEM 2-RATIFY DELOITTE   FOR   AGAINST  ABSTAIN
       & TOUCHE LLP AS
       INDEPENDENT       [  ]   [  ]     [  ]
       ACCOUNTANTS


                                                                     ----------
                                                                               |  Please sign EXACTLY as name appears on this
                                                                               |  Proxy. When shares are held by joint tenants,
                                                                               |  both should sign. When signing as attorney,
                                                                               |  executor, administrator, trustee or guardian,
                                                                               |  please give full title as such. Corporate and
                                                                               |  partnership proxies should be signed by an
                                                                               |  authorized person indicating the person's
                                                                               |  title.

Signature(s)                                                                      Date:
            --------------------------------------------------------------             ------------------------------------------
COMMON STOCK


LOEWS CORPORATION                CAROLINA GROUP STOCK                    Proxy
------------------------------------------------------------------------------
This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby constitutes and appoints Gary W. Garson, Peter W. Keegan and Kenneth J. Zinghini and each of them, each with full power of substitution, true and lawful attorneys, agents and proxies with all the powers the undersigned would possess if personally present, to vote all shares of Carolina Group Stock of the undersigned in Loews Corporation at the Annual Meeting of Shareholders to be held at The Regency Hotel, 540 Park Avenue, New York, New York, on May 13, 2003, at 11:00 A.M., New York City time, and at any adjournments thereof, upon the matters set forth in the Notice of Meeting and accompanying Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

  This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, AND "AGAINST" PROPOSALS 3, 4, 5 and 6.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY



                                                                                                                Please mark
                                                                                                                your votes
                                                                                                                like this   [ X ]

The Board of Directors recommends a vote                          The Board of Directors recommends a vote AGAINST
FOR Items 1 and 2                                                 Items 3, 4, 5 and 6

Item 1-ELECTION OF DIRECTORS     WITHHELD
Nominees:                  FOR   FOR ALL                                                   FOR   AGAINST  ABSTAIN

                          [  ]    [  ]                            ITEM 3-SHAREHOLDER       [  ]    [  ]    [  ]
       01) J.L. Bower                                             PROPOSAL-CUMULATIVE
       02) J. Brademas                                            VOTING
       03) P.J. Fribourg
       04) P.A. Laskawy                                           ITEM 4-SHAREHOLDER       [  ]    [  ]    [  ]
       05) G.R. Scott                                             PROPOSAL-AUDITOR
       06) A.H. Tisch                                             CONFLICTS
       07) J.S. Tisch
       08) J.M. Tisch                                             ITEM 5-SHAREHOLDER       [  ]    [  ]    [  ]
       09) L.A. Tisch                                             PROPOSAL-ENVIRONMENTAL
       10) P.R. Tisch                                             TOBACCO SMOKE
       11) F. Wilpon
                                                                  ITEM 6-SHAREHOLDER       [  ]    [  ]    [  ]
                                                                  PROPOSAL-CIGARETTE
                                                                  SALES OVER THE INTERNET

WITHHELD FOR: (Write that Nominee's name in the space provided.)


---------------------------------------------
ITEM 2-RATIFY DELOITTE   FOR   AGAINST  ABSTAIN
       & TOUCHE LLP AS
       INDEPENDENT       [  ]   [  ]     [  ]
       ACCOUNTANTS


                                                                     ----------
                                                                               |  Please sign EXACTLY as name appears on this
                                                                               |  Proxy. When shares are held by joint tenants,
                                                                               |  both should sign. When signing as attorney,
                                                                               |  executor, administrator, trustee or guardian,
                                                                               |  please give full title as such. Corporate and
                                                                               |  partnership proxies should be signed by an
                                                                               |  authorized person indicating the person's
                                                                               |  title.

Signature(s)                                                                      Date:
            --------------------------------------------------------------             ------------------------------------------
CAROLINA GROUP STOCK